                                        LICENSE AGREEMENT

American Express Financial Corporation
IDS Tower 10
Minneapolis, MN  55440

Dear Sirs:

Each of the Funds named below hereby acknowledges that American Express Financial Corporation is the owner of the trade name and marks "IDS" listed below, and any predecessor names and marks.

American Express Financial Corporation hereby grants to each Fund the non-exclusive right to use such marks for the purpose of offering, selling and distributing any and all shares issued or to be issued by each Fund. This license shall continue with respect to each Fund for as long as American Express Financial Corporation continues to act as the investment manager for that Fund and the Fund uses such marks in accordance with policies and procedures established by American Express Financial Corporation.

American Express Financial Corporation and each Fund agree that in the conduct of its respective business and activities and its rendering of services under such marks it shall adhere to the highest ethical and business standards in the mutual fund field and shall do nothing to bring disrepute to, nor to in any manner damage, the good trade name and marks "IDS".

Trade Name

IDS

Mark                                Registration
"IDS"                               881,460
"IDS"                               881,461

"IDS"                               Application Serial Number 73/673,985

                                    Sincerely yours,

                                    IDS Bond Fund, Inc.
                                    IDS Discovery Fund, Inc.
                                    IDS Equity Select Fund, Inc.
                                    IDS Extra Income Fund, Inc.
                                    IDS Federal Income Fund, Inc.
                                    IDS Global Series, Inc.
                                            IDS Global Balanced Fund
                                            IDS Global Bond Fund
                                            IDS Global Growth Fund
                                            IDS Emerging Markets Fund
                                            IDS Innovations Fund
                                    IDS Growth Fund, Inc.
                                            IDS Growth Fund
                                            IDS Research Opportunities
                                            IDS High Yield Tax-Exempt Fund, Inc.
                                    IDS International Fund, Inc.
                                    IDS Investment Series, Inc.
                                            IDS Diversified Equity Income Fund
                                            IDS Mutual
                                    IDS Managed Retirement Fund, Inc.
                                    IDS Market Advantage Series, Inc.
                                            IDS Blue Chip Advantage Fund
                                            IDS Small Company Index Fund
                                    IDS Money Market Series, Inc.
                                            IDS Cash Management Fund
                                    IDS New Dimensions Fund, Inc.
                                    IDS Precious Metals Fund, Inc.
                                    IDS Progressive Fund, Inc.
                                    IDS Selective Fund, Inc.
                                    IDS Stock Fund, Inc.
                                    IDS Strategy Fund, Inc.
                                            IDS Equity Value Fund
                                            IDS Strategy Aggressive Fund
                                    IDS Tax-Exempt Bond fund, Inc.
                                           IDS Intermediate Tax-Exempt Bond Fund
                                    IDS Tax-Free Money Fund, Inc.
                                    IDS Utilities Income Fund, Inc.
                                    IDS Life Investment Series, Inc.
                                            IDS Life Aggressive Growth Fund
                                            IDS Life Capital Resource Fund
                                            IDS Life Growth Dimensions Fund
                                            IDS Life International Equity Fund
                                    IDS Life Managed Fund, Inc.
                                    IDS Life Moneyshare Fund, Inc.
                                    IDS Life Special Income Fund, Inc.
                                            IDS Life Global Yield Fund
                                            IDS Life Income Advantage Fund
                                            IDS Life Special Income Fund


                                    By:/s/ William R. Pearce
                                            William R. Pearce
                                            President of each of the above-named
                                            funds

                                    Date: January 25, 1988

Accepted and agreed to:

American Express Financial Corporation

By:/s/   John R. Thomas
         John R. Thomas
         Sr. Vice President

REF: ejn7-223